                                  EXHIBIT 12

        Computation of Ratio of Margins to Fixed Charges and Preferred
                              Dividends Combined

                                                         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                          FOR THE FIVE YEARS ENDED JUNE 30, 1995
                                                                   (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1995         1994          1993         1992         1991
                                            ----------    ---------    ----------    ---------    ----------
Margins before income taxes and
member refunds............................. $  (26,740)   $  (4,556)   $   10,340    $ (62,432)   $   (2,388)
Fixed charges - Interest...................     62,673       55,774        57,186       65,676        67,465
              - Rentals                          6,942        4,908         5,728        6,756         6,075
                                            ----------    ---------    ----------    ---------    ----------
Total fixed charges........................     69,615       60,682        62,914       72,432        73,540
                                            ----------    ---------    ----------    ---------    ----------
Adjusted net margins....................... $   42,875    $  56,126    $   73,254    $  10,000    $   71,152
                                            ==========    =========    ==========    =========    ==========


Ratio of margins to fixed
charges...................................         0.6          0.8           1.1          0.1           1.0
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to total fixed charges              $  26,740    $    4,556        N/A      $   62,432        N/A
                                            ==========    =========    ==========    =========    ==========

Fixed charges and preferred
 dividends combined:
 Preferred dividend factor:
   Preferred dividend requirements          $    4,620    $   4,878    $    3,962    $   4,724    $    5,052
   Ratio of pre-tax margin to
   after-tax margin*                            114.1%        75.3%        234.2%       110.2%       (412.1%)
   Preferred dividend factor on
   pre-tax basis.......................          4,049        6,478         1,692        4,287        (1,226)

Total fixed charges (above)                     69,615       60,682        62,914       72,432        73,540
                                            ----------    ---------    ----------    ---------    ----------
Fixed charges and preferred
dividends..............................     $   73,664    $  67,160    $   64,606    $  76,719    $   72,314
                                            ==========    =========    ==========    =========    ==========
Ratio of margins to fixed charges
and preferred dividends
combined**.............................            0.6          0.9           1.2          0.1           1.0
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to fixed charges and
preferred dividends....................     $   30,789    $  11,034       N/A        $  66,719       N/A
                                            ==========    =========    ==========    =========    ==========


* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
**Represents adjusted  net margins divided  by  fixed  charges  and  preferred dividends.
N/A - No deficiency.

        Computation of Ratio of Margins to Fixed Charges and Preferred
                              Dividends Combined

                                                                   AGWAY INC. (PARENT)
                                                          FOR THE FIVE YEARS ENDED JUNE 30, 1995
                                                                 (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1995         1994          1993         1992         1991
                                            ----------    ---------    ----------    ---------    ----------
Margins before income taxes and
member refunds of others................... $    4,600    $ (17,330)   $    4,501    $ (51,202)   $   16,793

Fixed charges - Interest...................      5,874       14,985         8,282       11,940        16,368
              - Rentals                          1,960        1,183           755          662           684
                                            ----------    ---------    ----------    ---------    ----------
Total fixed charges........................      7,834       16,168         9,037       12,602        17,052
                                            ----------    ---------    ----------    ---------    ----------
Adjusted net margins....................... $   12,434    $  (1,162)   $   13,538    $ (38,600)   $   33,845
                                            ==========    =========    ==========    =========    ==========


Ratio of margins to fixed
charges....................................        1.6         (0.1)          1.5         (3.1)          2.0
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to total fixed charges                  N/A       $  17,330       N/A        $  51,202        N/A
                                            ==========    =========    ==========    =========    ==========

Fixed charges and preferred
dividends combined:
Preferred dividend factor:
   Preferred dividend requirements          $    4,620    $   4,878    $    3,962    $   4,724    $    5,502
   Ratio of pre-tax margin to
   after-tax margin*                           (291.2%)      214.5%        404.4%       108.4%         99.5%
   Preferred dividend factor on
   pre-tax basis.......................         (1,587)       2,274           980        4,358         5,077

Total fixed charges (above)                      7,834       16,168         9,037       12,602        17,052
                                            ----------    ---------    ----------    ---------    ----------
Fixed charges and preferred
dividends..............................     $    6,247    $  18,442    $   10,017    $  16,960    $   22,129
                                            ==========    =========    ==========    =========    ==========
Ratio of margins to fixed charges
and preferred dividends
combined**.............................            2.0         (0.1)          1.4         (2.3)          1.5
                                            ==========    =========    ==========    =========    ==========
Deficiency of adjusted net
margins to fixed charges and
preferred dividends....................        N/A        $  19,604       N/A        $  55,560       N/A
                                            ==========    =========    ==========    =========    ==========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
**Represents adjusted net margins divided by fixed charges and preferred dividends.
N/A - No deficiency.